SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 8, 2008 (April 3, 2008)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2008, Dynegy Inc. (“Dynegy”) adopted the Dynegy Inc. Executive Change in Control Severance Pay Plan (the “Plan”). The Plan is substantially similar to the Second Supplement to the Dynegy Inc. Executive Severance Pay Plan, as amended (the “Second Supplement”), which terminated by its terms on April 2, 2008, the one-year anniversary of the closing of the Dynegy-LS Power transaction. The Plan replaces the Second Supplement and provides severance benefits to eligible employees, a group that includes the principal executive officer, the principal financial officer and other named executive officers, as well as other specified employees. The Plan provides eligible employees with additional benefits if they are involuntarily terminated (as defined in the Plan) 60 days prior to, or within two years of, a change in control. The primary benefits under the Plan are as follows:

Severance Payments - Base salary plus target bonus shall be multiplied by:

Chief Executive Officer:	2.99
Executive Management Team:	2.50
Senior Vice President:	2.00
Vice President:	1.50
Managing Director:	1.00

Medical Benefits – Continued medical coverage at active employee rates is provided for:
Chief Executive Officer:	36 months
Executive Management Team:	30 months
Senior Vice President:	24 months
Vice President:	18 months
Managing Director:	12 months

Additionally all covered employees are entitled to an amount equal to their target annual bonus opportunity, prorated for the year of severance and an amount equal to the prior year’s annual bonus earned but not yet paid. For more information on the triggering events and resulting benefits, please see the Plan, which is filed herewith as exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit

No.	Document

10.1	Dynegy Inc. Executive Change in Control Severance Pay Plan (effective as of April 3, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: April 8, 2008	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit

No.	Document

10.1	Dynegy Inc. Executive Change in Control Severance Pay Plan (effective as of April 3, 2008)